CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in this Post-Effective Amendment to Registration Statement No. 333-248085 on Form N-1A of Alger Concentrated Equity ETF and Alger AI Enablers & Adopters ETF of the Alger ETF Trust.

/s/ Deloitte & Touche LLP
New York, New York
March 28, 2024